Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Wasatch Food Services, Inc. (the “Company”) on Form 10-Q for the fiscal quarter ended September 30, 2009 as filed with the Securities and Exchange Commission on or about the date hereof (the “Report”), I, Ben Peay, President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

November 12, 2009	/s/ Ben Peay
Ben Peay
President and Chief Financial Officer